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Exhibit 5.1

October 29, 2010

Jinhao Motor Company
Dawang Industrial Park
Hi-Tech Exploit Area
Zhaoqing City, Guangdong 526238
People’s Republic of China

Re:	Jinhao Motor Company / Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Jinhao Motor Company, a Nevada corporation (the “Company”), in connection with the registration by the Company of 10,800,095 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by certain selling stockholders of the Company under a Registration Statement on Form S-1 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”). Of the 10,800,095 Shares subject to the Registration Statement (a) 6,857,204 of such Shares are issuable upon the conversion of Series A Redeemable Convertible Preferred Stock (the “Preferred Stock”) issued to certain accredited investors in a September 2010 private placement, (b) 3,428,601 of such Shares are issuable upon the exercise of warrants issued to certain accredited investors in the September 2010 private placement, and (c) 514,290 of such Shares are issuable upon the exercise of warrants issued to Hudson Securities, Inc., in consideration for its services as placement agent in connection with the September 2010 private placement (collectively with the warrants referenced in item (b), the “Warrants”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended to date; (iii) the Bylaws of the Company; (iv) a specimen certificate representing the Common Stock, filed as an exhibit to the Registration Statement; and (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Preferred Stock and the Warrants, the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), and such other matters as relevant. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

October 29, 2010 Page 2

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, upon conversion of the Preferred Stock and exercise of the Warrants in accordance with the terms thereof and issuance and delivery of certificates (or book entry notation if uncertified) representing such Shares against payment therefore, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving Nevada law.

We express no opinion regarding the effect of any securities laws related to the issuance of the Preferred Stock or Warrants, the issuance of the Shares upon conversion of the Preferred Stock or exercise of the Warrants, or the subsequent resale of such Shares by the selling stockholders. It is our understanding that the Company has retained the law firm of Pillsbury Winthrop Shaw Pittman LLP to represent it with respect to the Registration Statement and matters of federal securities laws.

This opinion letter has been prepared solely for use in connection with the transactions contemplated in the Registration Statement and is not be utilized or relied upon for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Lewis and Roca LLP

LEWIS AND ROCA LLP